UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: July 21, 2008)

Innophos, Inc. Innophos Holdings, Inc.

(EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

Delaware	333-129951	20-1380712
Delaware	001-33124	20-1380758
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

259 Prospect Plains Road Cranbury, New Jersey 08512
(Address of Principal Executive Offices, including Zip Code)

(609) 495-2495
(Registrants’ Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 5, 2002, the Registrants’ subsidiary, Innophos Fosfatados de Mexico S.A. de C.V. (f/k/a Rhodia Fosfatados de Mexico S.A. de C.V.), entered into an addendum to a phosphate rock supply agreement dated September 10, 1992 with Office Cherifien Des Phosphates, or the OCP Agreement. The addendum extended the initial term of the OCP Agreement by three years to expire September 9, 2010, subject thereafter to automatic extensions of five years each, with each extension subject to not less than one year’s prior written notice of termination by either party, as more fully described in the OCP Agreement.

     A copy of the OCP Agreement prior to the addendum referred to above was included as Exhibit No. 12 to the Registration Statement on Form S-4 of Innophos, Inc. filed on February 14, 2006 (File No. 333-129951). The effect of the addendum was described in the prospectus forming part of the 2006 registration statement, but, inadvertently, the addendum itself was not filed as an exhibit to that registration statement. A copy of the addendum (in redacted form subject to a confidential treatment request being submitted to the Securities and Exchange Commission) is now being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits

(b) Exhibits

Exhibit No.	Description
99	Addendum # 7 to OCP Agreement*

*CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SIGNATURES

     According to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

INNOPHOS, INC.
INNOPHOS HOLDINGS, INC.

By: _____________________________________
Date: July 21, 2008	Name: Richard Heyse
Title: Vice President & Chief Financial Offcier